UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2010

Alaska Communications Systems Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Avenue, Anchorage, Alaska		99503-6091
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement between the Registrant and Anand Vadapalli

On February 8, 2010, Alaska Communications Systems Group, Inc. (the "Company") entered into an amendment to the Amended and Restated Employment Agreement (the "Amendment") with Mr. Anand Vadapalli, Chief Operating Officer. The terms of the Amendment are effective February 15, 2010. Set forth below is a brief description of the material terms of the Amendment.

Base Salary: Mr. Vadapalli is entitled to an annual base salary of $350,000.

Annual Cash Incentive: Mr. Vadapalli continues to have the opportunity to earn an annual cash incentive payment, in accordance with the Company’s leadership team cash incentive program. Mr. Vadapalli’s target amount is equal to 100% of his base salary.

Special Incentive: In recognition of Mr. Vadapalli's efforts as Chief Operating Officer, he will be awarded a special incentive of $18,750.

Annual Equity Incentive: Mr. Vadapalli continues to have the opportunity to earn annual equity incentive, in accordance with the Company’s leadership team equity incentive program. Mr. Vadapalli’s target equity incentive amount is $275,000 in annual restricted stock and $275,000 in annual long-term incentive stock.

The general description of the terms of the Amendment set forth above is qualified in its entirety by the Amendment. The complete text of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment to Amended and Restated Employment Agreement for Anand Vadapalli entered into as of February 8, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alaska Communications Systems Group, Inc.

February 12, 2010	By:	/s/ Leonard Steinberg

Name: Leonard Steinberg
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Amended and Restated Employment Agreement for Anand Vadapalli entered into as of February 8, 2010